Exhibit 99.1

10880 Wilshire Boulevard, Suite 1400

Los Angeles, California 90024

August     , 2011

**** IMPORTANT ****

To our Stockholders:

This letter hereby provides notice of an amendment to the terms of the share redemption program (the “SRP”) described in our prospectus dated April 29, 2010, as it has been amended and supplemented from time to time. The amendment will be effective 30 days following the date of this notice, or September     , 2011.

In order to enhance the administrative efficiency of the SRP, our board of directors has approved an amendment to the SRP (the “Amended SRP”) to provide that in the event that any stockholder who has requested that such stockholder’s shares be redeemed pursuant to the SRP and is participating in the SRP ceases to hold at least 50 shares of our common stock (the “Minimum Participating Balance”), we may redeem all of the shares of our common stock held by that stockholder (a “Liquidating Redemption”) at the redemption price in effect on the date we determine that the stockholder no longer holds the Minimum Participating Balance. Liquidating Redemptions will be transacted solely at our discretion using funds that our board of directors has set aside for that purpose, which will be in addition to the proceeds from our distribution reinvestment plan that will otherwise fund redemptions under the Amended SRP.

Sincerely,

James R. Worms
President and Chief Executive Officer